Exhibit 3.3

LIMITED LIABILITY COMPANY AGREEMENT

OF

SEVENTY SEVEN ENERGY LLC

This Limited Liability Company Agreement (this “Agreement”) of Seventy Seven Energy LLC (the “Company”) is adopted as of July 22, 2016, by the Company as the limited liability company agreement of the Company.

WHEREAS, SEVENTY SEVEN ENERGY INC. (the “Oklahoma Corporation”) was previously formed as a Oklahoma corporation;

WHEREAS, the conversion of the Oklahoma Corporation to the Company was approved in accordance with Section 1118 of Title 18 of the Oklahoma Statutes;

WHEREAS, on the date hereof, the Oklahoma Corporation was converted to a limited liability company (the “Conversion”) pursuant to Section 1090.5 of Title 18 of the Oklahoma Statutes and Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), by filing with the Secretary of State of the State of Delaware of the Certificate of Conversion to Limited Liability Company of the Oklahoma Corporation to the Company (the “Certificate of Conversion”) and the Certificate of Formation of the Company (the “Certificate of Formation”);

WHEREAS, pursuant to this Agreement and the Conversion, each issued and outstanding share of capital stock of the Oklahoma Corporation immediately prior to the Conversion converted into one (1) Unit (as defined below) of the Company; and

WHEREAS, pursuant to this Agreement and the Conversion, each stockholder of the Oklahoma Corporation immediately prior to the Conversion is automatically admitted as a Member (as defined below) of the Company.

NOW, THEREFORE, the Members hereby agree as follows:

1. Conversion of the Oklahoma Corporation; Name. Effective as of the time of the Conversion, (i) the Certificate of Incorporation of the Oklahoma Corporation and the By-Laws of the Oklahoma Corporation, each in effect on the date hereof (the “Oklahoma Organizational Documents”), are replaced and superseded in their entirety by this Agreement in respect of all periods beginning on or after the Conversion, (ii) each stockholder of the Oklahoma Corporation immediately prior to the Conversion is automatically admitted to the Company as a Member of the Company by virtue of the Conversion, (iii) each issued and outstanding share of capital stock of the Oklahoma Corporation immediately prior to the Conversion is converted into one (1) Unit of the Company, and (iv) all certificates evidencing shares of stock in the Oklahoma Corporation issued by the Oklahoma Corporation and outstanding immediately prior to the Conversion shall be surrendered to the Company and shall be canceled on the books and records of the Oklahoma Corporation. The name of the limited liability company is Seventy Seven Energy LLC. The Company is a separate legal entity distinct from its members. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation in accordance with the Act.

2. Certificates. Jerry Winchester, as an “authorized person” within the meaning of the Act, has executed, delivered and filed the Certificate of Formation and the Certificate of Conversion with the Secretary of State of the State of Delaware (such filing being hereby approved and ratified in all respects). Upon the filing of the Certificate of Formation and the Certificate of Conversion with the Secretary of State of the State of Delaware, his powers as continued and each Director and Officer thereupon became a designated authorized person within the meaning of the Act. Any Director or Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

4. Powers. The Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 3 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

5. Principal Business Office. The principal business office of the Company shall be at such location as may hereafter be determined by the Board.

6. Registered Office. The address of the initial registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle, 19801.

7. Registered Agent. The name and address of the initial registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle, 19801.

8. Members; Interests.

a. General. The limited liability company interests in the Company shall be represented by “Units.” As of the effective date of the Conversion, each holder of stock of the Oklahoma Corporation will receive one (1) Unit in exchange for each share of stock of the Oklahoma Corporation held by such holder as provided in paragraph 11 of the order (Docket No. 192) of the United States Bankruptcy Court for the District of Delaware confirming the Joint Prepackaged Chapter 11 Plan of Reorganization of Seventy Seven Energy Inc. (Docket No. 17).

b. Consents. Whenever this Agreement provides that an action may be taken by or with the consent of the Members, such action may be taken or shall be consented to by Members holding at least a majority of the Units then outstanding.

c. Certificates. The Units may be evidenced by certificates (the “Unit Certificates”), and each such Unit Certificate shall be executed by an Officer or a Director on behalf of the Company. The Company shall maintain a register (the “Register”) setting forth the name and address of each Member and the Unit Certificate number(s) and number of Units held by each Member.

d. Transfers. The Company shall maintain books, including the Register, for the purpose of registering the transfer of Units. A transfer of Units shall be effected by the Company’s registering the transfer on the books and records of the Company (including the Register) upon delivery of an endorsed Unit Certificate representing the Units being transferred. Upon any transfer of Units, any Unit Certificates evidencing such transferred Units shall be marked cancelled by the Company, with the date of cancellation, and shall be immediately placed in a certificate book maintained by the Company for that purpose, and a new Unit Certificate shall be issued by the Company to the transferee holding such Units. If a Member does not transfer all of its Units, the Company shall, following such transfer, issue a new Unit Certificate to the transferor Member reflecting the number of Units still held by such transferor Member following such transfer.

9. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

10. Capital Contributions. The Members have contributed the amounts of cash or other property to the Company as set forth in the books and records of the Company.

11. Additional Contributions. No Member is required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of all of the Members.

12. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated pro rata in accordance with the number of Units owned by each Member.

13. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Board. Such distributions shall be allocated pro rata in accordance with the number of Units owned by each Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

14. Management.

a. Management of the Company. The business and affairs of the Company shall be managed and controlled by a board of managers (the “Board”). The members of the Board (the “Directors”) shall be “managers” within the meaning of the Act. The Board shall have full and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company.

b. Composition; Directors. The Board shall be composed of seven (7) Directors designated by the Members; provided that the Members may from time to time increase or decrease the number of Directors. The directors of the Oklahoma Corporation immediately prior to the Conversion shall be, and are hereby appointed as, the Directors of the Company as of the date hereof.

c. Meetings. Regular meetings of the Board may be called on at least twenty four (24) hours notice to each Director, either personally, by telephone, by mail, by telecopier, by electronic mail or by any other means of communication reasonably calculated to give notice, at such times and at such places as shall from time to time be determined by the Board, or the chairman thereof (if any), as applicable. Any Director may call a special meeting of the Board on not less than twenty four (24) hours notice to each other Director, either personally, by telephone, by mail, by telecopier, by electronic mail or by any other means of communication reasonably calculated to give notice. Notice of a special meeting need not be given to any Director if a written waiver of notice, executed by such Director before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting the lack of notice prior thereto or at its commencement. The notice shall state the purposes of the meeting.

d. Quorum and Acts of the Board. At all duly called meetings of the Board, a majority of the total number of Directors shall be required to establish a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. No action may be taken by the Board at any meeting under this Agreement or the Act without the consent of a majority of the Directors present at the meeting. Each Director shall be entitled to one vote.

e. Telephonic or Video Communications. Members of the Board may participate in any meeting of the Board by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in such meeting can hear and speak to each other, and such participation in such meeting shall constitute presence in person at the meeting.

f. Action by Consent. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting and without a vote, if a consent or consents in writing (including by email), setting forth the action so taken, shall be signed by the requisite number of Directors whose consent would be needed to take such action at a duly-held meeting of the Board at which all Directors were present (provided, that for such purposes an electronic signature shall be valid).

g. Removal of Directors; Resignations; Vacancies. Any Director or the entire Board may be removed or expelled, with or without cause, at any time by the Members. Any Director may resign at any time upon notice to the Company. Unless otherwise provided by law, any newly created Board seat or any vacancy occurring in the Board for any reason may be filled by the Members.

h. Officers. The Board may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 14(h) may be revoked at any time by the Board. The officers of the Oklahoma Corporation immediately prior to the Conversion shall be, and are hereby appointed as, the Officers of the Company as of the date hereof.

i. Authorization. Notwithstanding any other provision of this Agreement, each Director and each Officer, acting singly, is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person.

15. Other Business. The Members, Directors and Officers, and any person or entity affiliated with any of the Members, Directors or Officers, may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. None of the Company or the other Members shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

16. Exculpation and Indemnification. No Member, Director or Officer (collectively, the “Covered Persons”) shall be liable to the Company, any Member or any other person or entity bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct. A Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in its capacity as a Covered Person to the same extent as such Covered Person would have been entitled to indemnification therefor immediately prior to the Conversion under the Oklahoma Organizational Documents; provided, however, that any indemnity under this Section 16 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

17. Assignments. A Member may not assign in whole or in part its limited liability company interest in the Company without the written consent of the other Members. The transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. If a Member transfers all of its interest in the Company pursuant to this Agreement, such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

18. Resignation. A Member may not resign from the Company without the written consent of the other Members.

19. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of all of the Members.

20. Conversion. Notwithstanding any other provision of this Agreement, no vote or any other consent of the Board, any Director, any Member, or any other person shall be required to convert the Company into a Delaware corporation (such conversion, the “Second Conversion” and the resulting corporation of the Second Conversion, the “Delaware Corporation”) or take any action necessary, advisable or appropriate in order to carry out the Second Conversion. Each Officer and Director of the Company is authorized and empowered to perform all such acts and things and execute, file, deliver or record in the name and on behalf of the Company, all such certificates, instruments, agreements or other documents, and to make all such payments, as they, in their judgment, or in the judgment of any one or more of them, may deem necessary, advisable or appropriate in order to carry out the Second Conversion, including without limitation, the execution and filing with the Secretary of State of the State of Delaware of a certificate of conversion of the Company and a certificate of incorporation of the Delaware Corporation.

21. Dissolution.

a. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of all the Members to dissolve the Company, (ii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act, or (iii) any time there are no members of the Company unless the Company is continued without dissolution in accordance with this Agreement or the Act.

b. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

22. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

24. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior understandings or agreements between the parties.

25. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

26. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by all of the Members.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby adopts this Agreement as the limited liability company agreement of the Company as of this 22nd day of July, 2016.

SEVENTY SEVEN ENERGY LLC

By:	/s/ Jerry Winchester
Name: Jerry Winchester
Title: Manager